Exhibit 10.1

AMENDMENT NO. 1

TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of March 6, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Digital Transformation Opportunities Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of March 9, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a special meeting of the Company’s stockholders held on March 2, 2023 (the “Special Meeting”), the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation giving the Company the right to extend the date by which it has to consummate a business combination (the “Combination Period”) from March 12, 2023 to June 30, 2023 and the Sponsor the right to further extend the Combination Period beyond June 30, 2023 up to three (3) times for an additional one (1) month each time to September 30, 2023 upon the deposit into the Trust Account of $50,000 for each calendar month; and (ii) a proposal to amend the Trust Agreement to make a corresponding change; and

NOW THEREFORE, IT IS AGREED:

1.   Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i)   Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by (A) June 30, 2023, or (B) for up to three (3) one-month extensions (the “Optional Extensions”) until September 30, 2023, if the Sponsor elects to exercise, in its sole discretion, an Optional Extension and the Sponsor deposits into the Trust Account $50,000 for a calendar month (the “Additional Contribution”) on or prior to the applicable Business Combination deadline, or (C) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation; but if the Company has not completed the Business Combination within the applicable monthly anniversary of the Closing (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date. The form of any extension contemplated by this Section 1(i) shall be in substantially the form attached hereto as Exhibit E.”

2.   The following shall be inserted into the Trust Agreement as Section 2(i):

“(i)   If applicable, issue a press release at least three (3) days prior to the applicable Business Combination deadline announcing that the Sponsor’s intention to effectuate an Optional Extension, and issue a press release after such Business Combination deadline announcing that the Sponsor has deposited the Additional Contribution into the Trust Account.”

3.   The following shall be inserted into the Trust Agreement as Section 2(j):

“Promptly following the applicable Business Combination deadline, disclose whether or not the term the Company has to consummate a Business Combination has been extended.”

4.   Exhibit E of the Trust Agreement is hereby inserted as follows:

“EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Digital Transformation Opportunities Corp. (the “Company”) and Continental Stock Transfer & Trust Company, dated as of March 9, 2021 (the “Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional one (1) month, from             to             (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the applicable Business Combination deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

By:
	Name:	Kevin Nazemi
	Title:	Chief Executive Officer

cc: Barclays Capital Inc.”

5.   All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

6.   This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

7.   This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

8.   This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

By:	/s/ Kevin Nazemi
Name:	Kevin Nazemi
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President